News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

P&G EXPECTS FISCAL 2010 TO BE A YEAR OF STRONG INVESTMENTS; ISSUES INITIAL SALES AND EPS OUTLOOK

CINCINNATI, May 28, 2009 – The Procter & Gamble Company (NYSE:PG), while presenting at an institutional investor conference in New York City this morning, outlined investment plans to accelerate innovation, reach more consumers in emerging markets and continue its simplification and productivity efforts – all aimed at driving profitable long-term growth.  The Company also provided its initial outlook for sales and earnings per share for the upcoming 2010 fiscal year.

“I remain confident in P&G and its long-term growth prospects,” said Chairman of the Board and Chief Executive Officer A.G. Lafley. “We made the right choices over the last year to deal with the global economic crisis, and I am confident we are making the right choices as we plan for next year.”

Chief Financial Officer Jon Moeller added, “Fiscal 2010 will be a year of strong investment. We want to position the Company strategically and competitively to be even stronger coming out of this global recession.”

P&G stated it expects fiscal 2010 organic sales growth of one to three percent driven primarily by market share growth.  P&G said that it expects global markets for its business and geographic portfolio to be flat to up only modestly on a value basis versus fiscal year 2009.  The Company expects net sales in the range of up one percent to down two percent versus fiscal 2009, which includes a negative foreign exchange impact of two to three percent.

The Company said it expects earnings per share of $3.65 to $3.80 for fiscal 2010.  This range represents EPS growth of zero to four percent compared to the mid-point of the Company’s fiscal year 2009 Core EPS guidance range of approximately $3.65.   Please see the attached reconciliation for more details.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete.  We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors.  Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations.  In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, and competition law matters), and to resolve pending matters within current estimates; (7) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (8) the ability to successfully manage currency (including currency issues in volatile countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (9) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; and (14) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble

Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

#    #    #

P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contacts:
Mark Erceg, 513.983.2414
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

    Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

FY 2010
Net Sales Growth	-2% to 1%
Foreign Exchange Impact	-3% to -2%
Acquisition/Divestiture Impact	0%
Organic Sales Growth	1% to 3%

    Core EPS:  This is a measure of the Company’s earnings per share excluding the net impact from the sale of the Folgers business in fiscal year 2009. The net impact from the sale of the Folgers business includes the results of the Folgers business reflected in discontinued operations, the gain on the sale of the Folgers business, and incremental restructuring charges incurred to offset the dilutive impact of the Folgers divestiture.  These incremental restructuring charges represent restructuring costs incurred beyond the level expensed during the base period which were consistent with the Company’s ongoing restructuring plans. We do not view these items to be part of our sustainable results. Management believes this measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth. The table below provides a reconciliation of reported diluted net earnings per share to core earnings per share:

	Fiscal 2009	Fiscal 2010
Diluted Net Earnings Per Share Estimates	$4.20 to $4.25	$3.65 to $3.80
Folgers Results and Gain on the Folgers Transaction	$(0.68)	-
Diluted Net Earnings - Continuing Operations Per Share	$3.52 to $3.57	$3.65 to $3.80
Incremental Folgers-related Restructuring Charges	$0.10	-
Core EPS Estimates	$3.62 to $3.67	$3.65 to $3.80
Mid-Point of 2009 Guidance Range	$3.65
Core EPS Growth vs. Mid-Point of 2009 Guidance Range		0% to 4%